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CHINA PUBLIC SECURITY TECHNOLOGY, INC.
(Name of Registrant as Specified in Its Charter)

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CHINA PUBLIC SECURITY TECHNOLOGY, INC.

21st Floor, Everbright Bank Building,

Zhuzilin, Futian District

Shenzhen, Guangdong, 518040

People's Republic of China

(+86) 755 -8370-8333

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is first being mailed on or about March 12, 2008, to the holders of record of the outstanding common stock, $.01 par value per share (the “Common Stock”) of China Public Security Technology, a Florida corporation (the “Company”), as of the close of business on February 19, 2008 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  This Information Statement relates to a written consent in lieu of a meeting, dated February 19, 2008, (the “Written Consent”) of shareholders of the Company owning at least a majority of the outstanding shares of Common Stock as of the Record Date (the “Majority Shareholders”).  Except as otherwise indicated by the context, references in this information statement to “Company,” “we,” “us,” or “our” are references to China Public Security Technology, Inc.

The Written Consent (i) approved the Company’s 2007 Equity Incentive Plan (the “Plan”); (ii) ratified the grant of stock options and restricted stock under the Plan to certain of our executive officers and non−executive employees; and (iii) approved a change in the state of incorporation of the Company from Florida to Nevada by merging the Company with and into a newly formed Nevada subsidiary (the “Reincorporation”), pursuant to an agreement and plan of merger (the “Plan of Merger”), in connection with which the Articles of Incorporation and Bylaws of the Nevada corporation shall become the Articles of Incorporation and Bylaws of the Company.

The Written Consent constitutes the consent of a majority of the total number of shares of outstanding Common Stock and is sufficient under the Florida Business Corporation Act and the Company’s Bylaws to approve the Plan and the Reincorporation.  Accordingly, the Plan and the Reincorporation are not presently being submitted to the Company’s other shareholders for a vote.  The Plan is effective as of June 13, 2007, the date it was approved by our Board of Directors, and the Reincorporation will become effective on April 7, 2008, following the filing of Articles of Merger with the Nevada Secretary of State and Florida Secretary of State.

This is not a notice of a meeting of shareholders and no shareholders’ meeting will be held to consider the matters described herein.  This Information Statement is being furnished to you solely for the purpose of informing shareholders of the matters described herein pursuant to Section 14(c) of the Exchange Act and the regulations promulgated thereunder, including Regulation 14C.

By Order of the Board of Directors,

/s/Jiang Huai Lin

Jiang Huai Lin

President and Chief Executive Officer

GENERAL INFORMATION

This Information Statement is being first mailed on or about March 12, 2008, to shareholders of the Company by the board of directors to provide material information regarding corporate actions that have been approved by the Written Consent of the Majority Shareholders.

Only one copy of this Information Statement is being delivered to two or more shareholders who share an address unless we have received contrary instruction from one or more of such shareholders.  We will promptly deliver, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered.  If you would like to request additional copies of the Information Statement, or if in the future you would like to receive multiple copies of information statements or proxy statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct us by writing to the corporate secretary at the Company’s executive offices at the address specified above.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF CERTAIN ACTIONS TAKEN BY THE MAJORITY SHAREHOLDERS.

The entire cost of furnishing this Information Statement will be borne by the Company.  We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them.

AUTHORIZATION BY THE BOARD OF DIRECTORS AND THE MAJORITY STOCKHOLDERS

Under the Florida Business Corporation Act and the Company’s Bylaws, any action that can be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes that will be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted consent to such action in writing.  The approval of the Plan and the Reincorporation requires the affirmative vote or written consent of a majority of the issued and outstanding shares of Common Stock.  Each shareholder is entitled to one vote per share of Common Stock on any matter which may properly come before the shareholders.

On the Record Date, the Company had 45,639,396 shares of Common Stock issued and outstanding with the holders thereof being entitled to cast one vote per share.

On June 13, 2007, our board of directors (the “Board of Directors”) unanimously adopted resolutions approving the Plan and recommended that our shareholders ratify the Plan as set forth in Appendix A within one year.  On February 13, 2008, the Board of Directors unanimously adopted resolutions approving the Reincorporation and recommended that our shareholders approve the Plan of Merger as set forth in Appendix B.  In connection with the adoption of these resolutions, the Board of Directors elected to seek the written consent of the holders of a majority of our outstanding shares in order to reduce associated costs and implement the proposals in a timely manner.

Our Board of Directors believes that the Plan will help us to attract and retain the best available personnel for positions of substantial responsibility, provide additional incentive to our employees, directors and consultants, and promote the success of our business.  Our Board of Directors believes that the change in our state of incorporation is desirable because it will result in the Company being incorporated in a state with a widely recognized body of corporate law and no state income tax.

CONSENTING STOCKHOLDERS

On February 19, 2008, our Chairman and Chief Executive Officer, Jiang Huai Lin, and Total Devices Management, Ltd., an entity controlled by Mr. Lin, being the record holders of 21,747,935 and 2,600,000 shares of our Common Stock, constituting 47.7% and 5.7% of our issued and outstanding shares of Common Stock, respectively, approved in writing the Plan and the Reincorporation.

Accordingly, the Company has obtained all necessary corporate approvals in connection with the adoption of the Plan and the Reincorporation.  The Company is not seeking written consent from any other shareholders, and the other shareholders will not be given an opportunity to vote with respect to the actions described in this Information Statement.  All necessary corporate approvals have been obtained.  This Information Statement is furnished solely for the purposes of advising shareholders of the action taken by written consent and giving shareholders notice of such actions taken as required by the Exchange Act.

The Plan is effective as of June 13, 2007, the date it was approved by our Board of Directors.  The Company will, when permissible following the expiration of the 10 day period mandated by the Florida Business Corporation Act and the 20 day period mandated by Rule 14C, execute the Plan of Merger and file Articles of Merger with the Secretary of State of Nevada and the Secretary of State of Florida to effect the Reincorporation.  Our Board of Directors has fixed April 7, 2008 as the effective date of the Reincorporation (the “Effective Date”).

DESCRIPTION OF THE COMPANY’S CAPITAL STOCK

The Company’s authorized capital currently consists of 75,000,000 shares of Common Stock.  Each share of Common Stock entitles its record holder to one (1) vote per share.  Holders of the Company’s Common Stock do not have cumulative voting, conversion, redemption rights or preemptive rights to acquire additional shares.

At the close of business on the Record Date, the Company had 45,639,396 shares of Common Stock issued and outstanding.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of February 19, 2008 (i) by each person who is known by us to beneficially own more than 5% of our common stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group.

Unless otherwise specified, the address of each of the persons set forth below is in care of China Public Security Technology, Inc., 21st Floor, Everbright Bank Building, Zhuzilin, Futian District, Shenzhen, Guangdong, China 518040.

Name & Address of Beneficial Owner	Office, if Any	Title of Class	Amount & Nature of Beneficial Ownership(1)	Percent of Class(2)
Officers and Directors
Jiang Huai Lin	CEO and Chairman	Common Stock $0.01 par value	24,347,935 (3)	53.3%
Zhaoyang Chen	CFO	Common Stock $0.01 par value	0	*
Zhi Xiong Huang	COO and Director	Common Stock $0.01 par value	20,000	*
Yun Sen Huang	Director	Common Stock $0.01 par value	0	*
Qiang Lin	Director	Common Stock $0.01 par value	0	*
Yi Gang Shen	CTO	Common Stock $0.01 par value	0	*
All officers and directors as a group (6 persons named above)		Common Stock $0.01 par value	24,367,935 (3)	53.4%

Name & Address of Beneficial Owner	Office, if Any	Title of Class	Amount & Nature of Beneficial Ownership(1)	Percent of Class(2)
5% Securities Holder
Jiang Huai Lin	Common Stock $0.01 par value	24,347,935 (3)	53.3%
Total Devices Management, Ltd.	Common Stock $0.01 par value	2,600,000	5.7%
Pinnacle China Fund, LP (4) 4965 Preston Park Blvd. Suite 240 Plano, TX 75093	Common Stock $0.01 par value	3,934,211	8.6%
The Pinnacle Fund, L.P. (5) 4965 Preston Park Blvd. Suite 240 Plano, TX 75093	Common Stock $0.01 par value	3,934,211	8.6%
Jeffrey L. Feinberg (6) 2775 Via de la Valle, Suite 204 Del Mar, California 92014	Common Stock $0.01 par value	2,676,847	5.9%

* Less than 1%.

(1)

Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.  Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of our common stock.

(2)

A total of 45,639,396 shares of our Common Stock are considered to be outstanding pursuant to SEC Rule 13d-3(d)(1).  For each Beneficial Owner above, any options exercisable within 60 days have been included in the denominator.

(3)

Includes 2,600,000 shares of our common stock held by Mr. Lin indirectly through Total Devices Management, Ltd., an entity that is wholly-owned by Mr. Lin.  All 24,347,935 shares held by Mr. Lin are subject to a one year Lockup Agreement, dated January 31, 2007, between our Company, Mr. Lin and Total Devices Management.

(4)

Barry M. Kitt exercises investment discretion and control over the shares our Common Stock held by Pinnacle China Fund, L.P. (“Pinnacle China”).  Mr. Kitt may be deemed to be the beneficial owner of the shares of Common Stock beneficially owned by Pinnacle China.  Mr. Kitt hereby disclaims beneficial ownership of the shares of Common Stock reported herein to the extent of his direct or indirect pecuniary interest therein, and nothing herein shall be deemed to be an admission that Mr. Kitt is the beneficial owner of the shares of Common Stock reported herein for purposes of Section 16 of the Exchange Act or for any other purpose.

(5)

Barry M. Kitt exercises investment discretion and control over the shares of our Common Stock held by The Pinnacle Fund, L.P. (“Pinnacle”).  Mr. Kitt may be deemed to be the beneficial owner of the shares of Common Stock beneficially owned by Pinnacle.  Mr. Kitt hereby disclaims beneficial ownership of the shares of Common Stock reported herein to the extent of his direct or indirect pecuniary interest therein, and nothing herein shall be deemed to be an admission that Mr. Kitt is the beneficial owner of the shares of Common Stock reported herein for purposes of Section 16 of the Exchange Act or for any other purpose.

(6)

The securities reported as held by Mr. Feinberg represent shares of Common Stock held by JLF Partners I, L.P., JLF Partners II, L.P., JLF Off Shore Fund, Ltd. and JLF Concentrated Partners, LP, to which JLF Asset Management LLC serves as the management company and/or investment manager. Mr. Feinberg is the managing member of JLF Asset Management, LLC, and therefore may be deemed to be the beneficial owner of the shares of Common Stock beneficially owned by JLF Asset Management.

Changes in Control

We do not currently have any arrangements which if consummated may result in a change of control of our Company.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the following persons for services rendered in all capacities during the noted periods: Jiang Huai Lin, our Chief Executive Officer, Mr. Zhi Xiong Huang, our Chief Operating Officer, and Mr. Chaoyang Chen, our Chief Financial Officer.  No other executive officers received total annual salary and bonus compensation in excess of $100,000.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards (No. of shares)	Non-Equity Incentive Plan Compensation Earnings ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Jiang Huai Lin, Chairman, CEO, and President (1)	2006	15,550	-	-	-	-	-	45,000(2)	60,550
	2007	45,949	-	261,000 (3)	-	-	-	108,000(2)	414,949
Zhi Xiong Huang, Director and Chief Operating Officer (4)	2006	-	-	-	-	-	-	-	-
	2007	27,359	-	174,000 (5)	-	-	-	-	201,359
Chaoyang Chen, Chief Financial Officer (6)	2006	-	-	-	-	-	-	-	-
	2007	22,067	-	-	20,000 (7)	-	-	22,067	22,067

_____________________________

Narrative to Summary Compensation Table

(1)

On September 6, 2006, Mr. Lin became our Chairman and on October 3, 2006 he became our President and Chief Executive Officer.  Prior to that, Mr. Lin was (and continues to be) the Chairman and Chief Executive Officer of our subsidiary, Public Security Technology (PRC) Co. Ltd. (“Public Security”).  The annual, long term and other compensation shown in this table includes the amount Mr. Lin received from Public Security during the applicable periods.

(2)

This amount constitutes amounts due to Shenzhen (iASPEC) Software Engineering Company Limited (“iASPEC”) under a license agreement between iASPEC and Public Security.  Mr. Lin controls 60% of the equity interests iASPEC.

(3)

Represents the Fair Market Value of 30,000 shares of our common stock, par value $0.01, awarded to Mr. Lin on November 27, 2007, pursuant to the Plan.

(4)

Mr. Huang became our Chief Operating Officer on May 10, 2007 and has served on our Board of Directors since November 28, 2006.  Mr. Huang has also served as the Vice-President of our subsidiary Public Security since its incorporation in January 2006.

(5)

Represents the Fair Market Value of 20,000 shares of our common stock, par value $0.01, awarded to Mr. Huang on November 27, 2007, pursuant to the Plan.

(6)

Mr. Chen was appointed as our Chief Financial Officer on December 13, 2007 and has served as our Vice President of Investments since April 2007.

(7)

Represents options to purchase 20,000 shares of the Company's common stock, par value $0.01, that were granted to Mr. Chen, pursuant to the Plan.  The options had an exercise price of $9.48 per share, were to vest on December 5, 2008 and to expire on December 5, 2011.  However, on March 3, 2008, the Company's Board of Directors voided and canceled the grant of the options to Mr. Chen, effective as of the date of the grant.

Outstanding Equity Awards at Fiscal Year End

Other than as set forth below, none of our executive officers received unexercised options, stock that has not vested or equity incentive plan awards that remained outstanding as of the end of the fiscal year ended December 31, 2007.

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Chaoyang Chen, Chief Financial Officer	0	20,000	0	9.48	12/5/2011	N/A	N/A	N/A	N/A

_____________________________

Narrative to outstanding equity awards table

(1)

Represents options to purchase 20,000 shares of our common stock, par value $0.01, granted to Mr. Chen, pursuant to the Plan.  The options have an exercise price of $9.48 per share, will vest on December 5, 2008 and will expire on December 5, 2011.

Additional Narrative Disclosure

All our employees, including Messrs Lin, Huang and Chen, have executed our form employment agreement and non-disclosure agreement.  Mr. Lin earns RMB 29,167 per month (approximately $3,829) for his services as our Chief Executive Officer and as Public Security’s Chief Executive Officer, Mr. Huang earns RMB 17,367 per month (approximately $2,280) for his services as our Chief Operating Officer and as Public Security’s Vice President and Mr. Chen earns RMB 21,011 per month (approximately $2,758) for his services as our Chief Financial Officer.  No other benefits have been granted by us to officers at this time.

Compensation of Directors

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to our directors for services rendered during our last completed fiscal year.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Jiang Huai Lin	15,754	-	-	-	-	-	15,754
Zhi Xiong Huang	12,603	-	-	-	-	-	12,603
Qiang Lin	5,004	-	-	-	-	-	5,004
Yun Sen Huang	5,004	-	-	-	-	-	5,004

Narrative to Director Compensation Table

Mr. Jiang Huai Lin earns RMB 10,000 per month (approximately $1,313) for his services as the Chairman of our board of directors, Mr. Zhi Xiong Huang earns RMB 8,000 per month (approximately $1,050), Mr. Qiang Lin earns RMB 3,000 per month (approximately $417), and Mr. Yun Sen Huang earns RMB 3,000 per month (approximately $417) as compensation for their services as independent directors, and are reimbursed for pre-approved reasonable business-related expenses incurred in good faith in the performance of their duties for our Company.

Other than as set forth herein, there have been no fees earned or paid in cash for services to our directors.  No stock or  stock options or other equity incentives were awarded to our directors for their services as directors during the fiscal year ended December 31, 2007.

CHANGES OF CONTROL

We were originally organized under the laws of the State of Florida on September 19, 1979 under the name Mark Thomas Publishing Inc. and on April 29, 2003 we changed our name to Irish Mag, Inc.  From our inception through October 6, 2006, we provided consulting services in the offset printing industry, targeting individual retail consumers as well as small to mid-size companies.  However, as a result of the reverse merger transaction discussed below, we are now a provider of integrated solutions for the public security sector in China, specializing in providing public security information communication applications and Geographic Information Systems software services.   On January 26, 2007, we changed our name to China Public Security Technology, Inc. to more accurately reflect our new business and commercial objectives.

Between October 6, 2006 and January 31, 2007, our shareholders approved a series of transactions whereby we purchased all the issued and outstanding stock of China Public Security Holdings Limited, a British Virgin Islands company (“CPSH”)  from our current Chairman and Executive Officer, Jiang Huai Lin, for 25,500,000 shares of our Common Stock in the aggregate.  As a result of these transactions CPSH and its wholly-owned subsidiary, Public Security, became our wholly-owned subsidiaries, and Mr. Lin became the beneficial owner of 25,500,000 shares of our Common Stock in the aggregate, which, at January 31, 2007, constituted 80.8% of our issued and outstanding common stock.

RATIFICATION OF 2007 EQUITY INCENTIVE PLAN

On June 13, 2007, our Board of Directors approved the Plan, subject to the receipt of shareholder approval within one year of its adoption.  The following is a summary of the material provisions of the Plan. The full text of the Plan is attached as Appendix A.  Capitalized terms in this summary that are not defined have the meaning as provided in the Plan.

Summary Description of the Plan

Purpose. The purposes of the Plan are: to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants, and to promote the success of the Company’s business.  The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units and Performance Shares as the Administrator may determine.

Administration. The Plan will be administered by the Board of Directors or a committee. The plan is currently being administered by the Company’s Board of Directors. The Administrator has the authority to determine the specific terms and conditions of all awards granted under the Plan, including, without limitation, the number of shares subject to each award, the price to be paid for the shares and the applicable vesting criteria.  The Administrator has discretion to make all other determinations necessary or advisable for the administration of the Plan.

Eligibility. Non-qualified Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units and Performance Shares may be granted to an employee, director or consultant  (together referred to as “Service Providers”) of the Company.  Incentive Stock Options may be granted only to Employees.  As of June 13, 2007, the effective date of the Plan, the Company had 81 employees, 4 directors and 1 consultant eligible to participate in the Plan.

Stock Available for Issuance Under the Plan. Subject to adjustment as described below, (a) the maximum aggregate number of Shares that may be issued under the Plan is eight million (8,000,000) Shares (b) to the extent consistent with Section 422 of the Code, not more than an aggregate of 8,000,000 Shares may be issued under Incentive Stock Options, (c) not more than 2,500,000 Shares (or for Awards denominated in cash, the Fair Market Value of 2,500,000 Shares on the Grant Date), may be awarded to any individual Participant in the aggregate in any one fiscal year of the Company, such limitation to be applied in a manner consistent with the requirements of, and only to the extent required for compliance with, the exclusion from the limitation on deductibility of compensation under Code Section 162(m), and (d) to the extent consistent with Section 422 of the Code, not more than an aggregate of 8,000,000 Shares may be issued under Incentive Stock Options.  The number and class of shares available under the Plan are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events which change the number or kind of shares outstanding.  On June 13, 2007, the effective date of the Plan, the closing market price of the common stock of the Company was $4.85 per share.

Vesting and Option Periods. The Administrator, in its sole discretion, may impose conditions on vesting of Shares of Restricted Stock as it may deem advisable or appropriate, including but not limited to, achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis determined by the Administrator in its discretion.  The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.  The Administrator may, in its discretion, provide for complete or partial exceptions to an employment restriction as it deems equitable.  Unless terminated sooner in accordance with the Plan, each Option shall expire either five (5) years after the Grant Date, or after a shorter term as may be fixed in the award agreement.

Transferability. Unless determined otherwise by the Administrator, an Award made under the Plan may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator grants a transferable Award, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

Option Grants.  An option is the right to purchase shares of common stock at a future date at a specified price.  An option may either be an incentive stock option, as defined in the Code, or a nonqualified stock option.  An incentive stock option may not be granted to a person who owns more than 10% of the total combined voting power of all classes of stock unless the exercise price is at least 110% of the fair market value of shares of common stock subject to the option (compared to 100% of fair market value for persons holding less than 10%) and such option by its terms is not exercisable after expiration of five (5) years from the date such option is granted (compared to 10 years for persons holding less than 10%).  To the extent that the aggregate Fair Market Value of the stock underlying an incentive stock option that first become exercisable in any calendar year exceeds $100,000, such options will be treated as nonqualified stock options.

Full payment to the Company in an amount equal to the exercise price of the options being exercised must be made at the time of such exercise by (i) cash, (ii) check, (iii) to the extent not prohibited by Section 402 of the Sarbanes-Oxley Act of 2002, a promissory note, (iv) other Shares, provided Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option will be exercised (v) to the extent not prohibited by Section 402 of the Sarbanes-Oxley Act of 2002, consideration received by the Company pursuant to a broker-assisted cashless exercise program, (vii) Shares withheld by the Company from the total number of shares to be delivered upon exercise equal to the value of the aggregate exercise price of the Shares being acquired, (vii) any combination of the foregoing methods of payment, or  (viii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

Restricted Stock Awards. The Administrator may, in its discretion, award restricted shares to Service Providers and may determine the number of restricted shares awarded and the terms and conditions of, and the amount of payment, if any, to be made by the recipient for such restricted shares.  The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.  The Administrator, in its sole discretion, may impose such conditions on the vesting of Shares of Restricted Stock as it may deem advisable or appropriate, including but not limited to, achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis determined by the Administrator in its discretion.  The Administrator may, in its discretion, provide for complete or partial exceptions to an employment restriction as it deems equitable.

During the Period of Restriction, Service Providers holding Shares of Restricted Stock may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.  During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator determines otherwise.  If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

Restricted Stock Units.  A Restricted Stock Unit is the right to receive one Share at the end of a specified period of time.  The Administrator may, in its discretion, award Restricted Stock Units to Service Providers in such number and upon such terms and conditions as determined by the Administrator.  Restricted Stock Units are paid out upon the satisfaction of applicable vesting conditions, as determined by the Administrator.  The Administrator may, at its discretion, reduce or waive an of the vesting criteria that must be met to receive a payout.  The Administrator may, at its discretion, pay Restricted Stock Units in cash, shares or a combination thereof.  Restricted Stock Units that are paid in cash will not reduce the number of shares available for issuance under the Plan.  On the date set forth in the award agreement, all unearned Restricted Stock Units are forfeited to the Company.

Stock Appreciation Rights.  The Administrator may, in its discretion, award Stock Appreciation Rights (“SARs”) to Service Providers in such number and upon such terms and conditions as determined by the Administrator.  The per share exercise price for the exercise of a SAR will be no less that the Fair Market Value per share on the grant date.  A SAR will expire upon the date determined by the Administrator, at its discretion, and set forth in the award agreement.  Upon exercise of a SAR, the recipient of the SAR is entitled to receive payment in an amount no greater than (i) the difference between the Fair Market Value of a share on the exercise date over the exercise price; times (ii) the number of shares with respect to which the SAR is exercised.  At the discretion of the Administrator, the payment upon exercise of a SAR may be in cash, shares of equivalent value or some combination thereof.

Performance Units and Performance Shares.  The Administrator may, in its discretion, award Performance Units or Performance Shares to Service Providers in such number and upon such terms and conditions as determined by the Administrator.  Each Performance Unit will have an initial value established by the Administrator, at its discretion, on or before the grant date.  Each Performance Share will have an initial value equal to the Fair Market Value of a share on the grant date.  The Administrator shall, at its discretion, determine the performance objectives or other vesting provisions which will determine the number or value of the Performance Units or Shares granted.  After the applicable Performance Period has ended, the holder of Performance Units or Performance Shares will be entitled to receive a payout of the number of Performance Units or Performance Shares earned by the holder over the Performance Period as determined by the extent to which performance objectives were achieved.   At the discretion of the Administrator, the payment upon earned Performance Units or Performance Shares may be in cash, shares of equivalent value or some combination thereof.  On the date set forth in the award agreement, all unearned or unvested Performance Units or Performance Shares will be forfeited to the Company and again be available for grant under the Plan.

Adjustments, Dissolution, Liquidation, Merger or Change in Control.  In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended under the Plan, shall adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award.

In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

In the event of a merger or Change in Control, any or all outstanding Awards may be assumed or replaced by the successor corporation, which assumption or replacement shall be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to shareholders (after taking into account the existing provisions of the Awards).  The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant.  In the event that the successor corporation does not assume or substitute for the Award, unless the Administrator provides otherwise, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and SARs, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Performance Shares and Performance Units, all Performance Goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met.  In addition, if an Option or SAR is not assumed or substituted in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or SAR will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or SAR will terminate upon the expiration of such period.

An Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

Termination of or Amendments to the Plan. The authority to grant new awards under the Plan will terminate on the earlier of the close of business on June 13, 2012, or the date on which all shares available for issuance are granted under the Plan, unless the Plan is terminated prior to that time by the Board of Directors.  No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted prior to the date of such termination.  The Board may at any time amend, alter, suspend or terminate the Plan, provided that the Company will obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

New Plan Benefits

The table below shows the awards that the Company granted during November 2007.  Future grants of awards under the Plan are subject to the discretion of our Board.

NEW PLAN BENEFITS China Public Security Technology, Inc. 2007 Equity Incentive Plan
	Restricted Stock		Stock Options
Name and Position	Dollar Value(1)	Number of Units	Dollar Value(2)	Number of Units
Jiang Huai Lin, Chairman, CEO, and President	261,000	30,000(3)	--	--
Zhi Xiong Huang, Director and Chief Operating Officer	174,000	20,000(3)	--	--
Chaoyang Chen, Chief Financial Officer	--	--	39,475(4)	20,000(4)
Executive Group	435,000	50,000	39,475(4)	20,000(4)
Non-Executive Director Group	--	--	--	--
Non-Executive Officer Employee Group	--	--	927,653(4)	470,000(4)

(1)  The dollar value of restricted stock is estimated using the closing common stock price on date of issuance.  The restricted stock awards immediately vested on the date of the grant and so the dollar value to participants is the same as the dollar value on the date of issuance.

(2)  The dollar value of options represents the total option value estimated under Statement of Financial Accounting Standards no. 123R, “Share−Based Payment” using the Black-Schole option pricing model with assumptions specific to the Company.  Options granted include one year vesting provisions and a 5−year option life. The actual value, if any, an optionee may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance the value realized by an optionee will be at or near the value estimated by the Black-Schole pricing model.

(3) These shares were granted on November 27, 2007, subject to ratification of the Plan by our shareholders.

(4) On November 30, 2007, the Company’s Board of Directors authorized the grant of options to purchase 490,000 shares of the Company’s common stock, par value $0.01, subject to ratification of the Plan by our shareholders, including a grant to Mr. Chen of options to purchase 20,000 shares of common stock.  The options had an exercise price of $9.48 per share, were to vest on December 5, 2008 and to expire on December 5, 2011.  However, on March 3, 2008, the Company's Board of Directors voided and canceled its authorization to grant the options, including the options to Mr. Chen, effective as of the date of the grant.  As a result, the options are no longer outstanding as of the date that this Information Statement is first being mailed.

Ratification Of Awards Granted Under The Plan

On November 27, 2007 and on November 30, 2007, our Board of Directors approved grants of stock options and restricted stock to certain of our executive officers and non−executive employees.  See “New Plan Benefits” table for a description of the stock options and restricted stock awarded.  These awards were ratified by the Majority Stockholders on February 19, 2008.  Although, on March 3, 2008, the Company's Board of Directors voided and canceled its authorization to grant the stock options under the Plan, effective as of the date of the grant, the grants of restricted stock were made pursuant to the Plan, subject to approval by our stockholders of the Plan. The ratification of the Majority Stockholders was necessary to qualify for exemption from restrictions under Section 162(m) of the Internal Revenue Code.

U.S. Federal Income Tax Consequences

The following discussion is a short summary of the federal income tax consequences relating to awards under the Plan.  The discussion is based upon interpretations of the Internal Revenue Code in effect as of November 2006, and regulations promulgated thereunder as of such date.  The discussion is designed to provide a general understanding of our company’s interpretation of the federal income tax consequences and does not address any state or local tax consequences.  The discussion is limited to the federal income tax consequences for individuals who are U.S. citizens or residents for U.S. federal income tax purposes.  The summary does not purport to address all tax considerations that may be relevant.  Awards under the Plan are not intended to result in the deferral of compensation within the meaning of Section 409A of the Internal Revenue Code, and this summary is based on the assumption that Section 409A does not apply.  Each participant is urged to consult his or her own tax advisor as to the specific tax consequences to such participant of the grant of an award, the vesting or exercise of an award, and the disposition of common stock that may be issued pursuant to an award.

Incentive Stock Options. Generally, a participant will not recognize income upon a grant or exercise of an Incentive Stock Option.  At exercise, however, the excess of the Fair Market Value of the shares acquired upon such exercise over the option price is an item of adjustment in computing the participant’s alternative minimum taxable income.  If the participant holds the stock received upon exercise of an Incentive Stock Option for at least two years from the grant date and one year from the date of exercise, any gain realized on a disposition of the stock is treated as long-term capital gain.  If the participant sells the stock received upon exercise prior to the expiration of such periods (a “disqualifying disposition”), the participant will recognize ordinary income in the year of the disqualifying disposition equal to the excess of the Fair Market Value of such stock on the exercise date over the option price (or, if less, the excess of the amount realized upon disposition over the option price).  The excess, if any, of the sale price over the Fair Market Value on the exercise date will be short-term capital gain.

Our Company is not entitled to a tax deduction as the result of the grant or exercise of an incentive stock option. If the participant has ordinary income as compensation as a result of a disqualifying disposition, our Company is entitled to a deduction at the same time equal to the amount of ordinary income realized by the participant, assuming the deduction is allowed by Section 162(m) of the Internal Revenue Code.

Nonqualified Stock Options. Generally, a participant will not recognize income, and our Company is not entitled to a deduction, upon a grant of a Nonqualified Stock Option. On exercise, a participant will recognize as ordinary income the difference between the exercise price and the Fair Market Value of the shares on the exercise date, unless the shares are subject to any restrictions on the participant’s ownership or disposition thereof.  At the time the participant recognizes income, our Company is entitled to a deduction at the same time equal to the amount of ordinary income realized by the participant, assuming the deduction is allowed by Section 162(m) of the Internal Revenue Code.  Upon disposition of the shares acquired by exercise of the Option, the participant will recognize long-term or short-term capital gain or loss depending upon the sale price and holding period of the shares.

Stock Appreciation Rights. Generally, a participant will not recognize income, and our Company is not entitled to a deduction, upon a grant of a Stock Appreciation Right.  When a participant exercises a Stock Appreciation Right, the amount of cash and the Fair Market Value of the shares received will be ordinary income to the participant and will be deductible by our company to the extent allowed by Section 162(m) of the Internal Revenue Code.  Upon disposition of any shares acquired by exercise of a Stock Appreciation Right, the participant will recognize long-term or short-term capital gain or loss depending upon the sale price and holding period of the shares.

Restricted Stock. Generally, a participant will not recognize income, and our Company is not entitled to a deduction, upon a grant of Restricted Stock.  A participant may make an election under Section 83(b) of the Internal Revenue the Code to be taxed on the difference between the purchase price of the award and the Fair Market Value of the award on the grant date.  Otherwise, upon the lapse of restrictions on Restricted Stock, the participant generally recognizes ordinary compensation income equal to the Fair Market Value of the shares as of the delivery date or release less the purchase price (if any) paid by the participant.  When the participant recognizes ordinary income, the amount recognized by the participant will be deductible by our company to the extent allowed by Section 162(m) of the Internal Revenue Code.  Upon disposition of any shares acquired through Restricted Stock awards, the participant will recognize long-term or short-term capital gain or loss depending upon the sale price and holding period of the shares.

Restricted Stock Units. Generally, a participant will not recognize income, and our Company is not entitled to a deduction, upon a grant of Restricted Stock Units.  Upon the delivery to the participant of common shares or cash in respect of Restricted Stock Units, the participant generally recognizes ordinary compensation income equal to the Fair Market Value of the shares as of the date of delivery or the cash amount less the purchase price (if any) paid by the participant.  When the participant recognizes ordinary income, the amount recognized by the participant will be deductible by our company to the extent allowed by Section 162(m) of the Internal Revenue Code.  Upon disposition of any shares acquired through a Restricted Stock Unit award, the participant will recognize long-term or short-term capital gain or loss depending upon the sale price and holding period of the shares.

Performance Units and Performance Share Awards. Generally, a participant will not recognize income, and our Company is not entitled to a deduction, upon a grant of a Performance Unit or a Performance Share award. Generally, at the time a Performance Unit or Performance Share award is settled, following the determination that the performance targets have been achieved, the Fair Market Value of the stock delivered on that date, plus any cash that is received, constitutes ordinary income to the participant, and, provided the requirements of Section 162(m) of the Internal Revenue Code are met, our Company is entitled to a deduction for that amount.  Upon disposition of any shares acquired through a Performance Unit or Performance Share Award, the participant will recognize long-term or short-term capital gain or loss depending upon the sale price and holding period of the shares.

Withholding. Our Company generally must collect and pay withholding taxes upon the exercise of a Nonqualified Stock Option or Stock Appreciation Right, upon the earlier of the filing of a Section 83(b) election or upon the release of restrictions on Restricted Stock, and at the time that Restricted Stock Units, Performance Shares or Performance Units are settled by delivering stock or cash to a participant.

CHANGE IN OUR STATE OF INCORPORATION

FROM FLORIDA TO NEVADA

On February 13, 2008, our Board of Directors adopted resolutions, subject to shareholder approval, to change the Company’s state of incorporation from Florida to Nevada.  In order to accomplish the change in the state of incorporation, the Company will merge with and into a corporation which has been incorporated in Nevada specifically for that purpose under the name “China Information Security Technology, Inc.” (“CIST”).  Pursuant to the terms of the Plan of Merger, CIST will be the surviving corporation and the issued and outstanding shares of the Company’s Common Stock will automatically be converted into shares of CIST common stock at the rate of one share of CIST common stock for each one share of the Company’s Common Stock.  The form of the Plan of Merger of is attached hereto as Appendix B.  Upon completion of the merger, the Articles of Incorporation and Bylaws of CIST will become the governing instruments of the Company and will differ in several respects from the current Articles of Incorporation and Bylaws of the Company, as more thoroughly discussed below.

Reasons for the Reincorporation

Nevada is a nationally-recognized leader in adopting and implementing comprehensive and flexible corporation laws that are frequently revised and updated to accommodate changing legal and business needs.  In light of the Company’s growth, our Board of Directors believes that it will be beneficial to the Company and its shareholders to obtain the benefits of Nevada’s corporation laws.  Nevada courts have developed considerable expertise in dealing with corporate legal issues and have produced a substantial body of case law construing Nevada corporation laws, with multiple cases concerning areas that Florida courts have not yet considered.  Because the judicial system is based largely on legal precedents, the abundance of Nevada case law should serve to enhance the relative clarity and predictability of many areas of corporation law, and allow our Board of Directors and management to make business decisions and take corporate actions with greater assurance as to the validity and consequences of such decisions and actions.

Certain Effects of the Change in State of Incorporation

The Reincorporation will effect a change in the Company’s legal domicile; however, the Reincorporation will not result in any change in headquarters, business, jobs, management, location of any of offices or facilities, number of employees, assets, liabilities or net worth (other than as a result of the costs incident to the Reincorporation, which are immaterial).  Management, including all directors and officers, will remain the same in connection with the Reincorporation and will assume identical positions with CIST.  There will be no substantive change in the employment agreements for executive officers or in other direct or indirect interests of the current directors or executive officers as a result of the Reincorporation. Upon the effective time of the Reincorporation, each shareholder’s shares of Common Stock will be converted into an equivalent number of shares of common stock of CIST.

As previously noted, the Articles of Incorporation and Bylaws of CIST will be the governing instruments of the surviving corporation following the merger with the Company, resulting in several changes from the current Articles of Incorporation and Bylaws of the Company.  Some of these changes are purely procedural in nature, such as a change in the registered office and agent of the Company from an office and agent in Florida to an office and agent in Nevada.  Some changes, however, will be substantive in nature.  There are also material differences between the Florida Business Corporation Act (the “FBCA”) and Nevada corporation laws.  Certain substantive changes to the Articles of Incorporation and Bylaws of the Company, as well as the material differences between Florida and Nevada law are discussed below. Such summary does not purport to be complete and is qualified in its entirety by reference to Florida and Nevada corporate laws and the Articles of Incorporation and Bylaws of CIST, copies of which are included herewith as Appendix C and Appendix D, respectively. For ease of comparison, the Company’s current Articles of Incorporation and Bylaws are included herewith as Appendix E and Appendix F, respectively.

As disclosed in more detail under the heading “Anti-Takeover Effects of Certain Provisions of Nevada Law and Our Articles of Incorporation and Bylaws” below, certain provisions of CIST’s Articles of Incorporation and Bylaws and applicable provisions of the Nevada Revised Statutes may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of our Company or changing our Board and management. These provisions may also have the effect of deterring hostile takeovers or delaying changes in our Company’s control or in our management

Changes to Articles of Incorporation

(a)

Change in Capitalization.

The Company’s authorized capital on the Record Date consisted of 75,000,000 shares of Common Stock, par value $.01 per share.  The total authorized capital of CIST consists of 200,000,000 shares of common stock, par value $.01 per share.  Accordingly, the board of directors of CIST will have additional shares of common stock available for issuance in the future.  This will provide management with increased flexibility in taking prompt advantage of future potential acquisition and equity financing transactions without the expense and delay of calling meetings of the stockholders to authorize increases in authorized capital.

We have no plans, proposals or arrangements, written or otherwise, at this time to issue any of the additional authorized shares of Common Stock for any purpose, including future acquisitions and/or financings.

The additional shares of common stock authorized under CIST’s Articles of Incorporation will be substantially identical to the shares of Common Stock now authorized under the Company’s Articles of Incorporation.  Holders of Common Stock are not entitled under the Company’s Articles of Incorporation, and are not entitled under CIST’s Articles of Incorporation, to preemptive rights to subscribe for additional securities that may be issued by CIST in the future.

The issuance of additional shares of common stock may, among other things, have a dilutive effect on the earnings per share and on the equity and voting power of existing holders of Common Stock and may adversely affect the market price of the Common Stock.

 (b)

Limited Liability of Directors.

The Articles of Incorporation of CIST limit the liability of the Company’s directors to the maximum extent permitted by Nevada law.  As a result, a director will have no personal liability to the Company or its shareholders for damages for breach of fiduciary duty as a director or officer, except for (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (b) the payment of distributions in violation of section 78.300 of the Nevada Revised Statutes.  The Company’s current Articles of Incorporation do not contain any provision limiting the liability of the Company’s directors under Florida law.  Our Board of Directors has determined that it is in the best interest of the Company to provide such indemnification of our directors and officers  under certain circumstances in order to attract and retain superior candidates for these positions.  We understand, however, that insofar as indemnification by us for liabilities arising under the Exchange Act may be permitted to our directors, officers and controlling persons pursuant to provisions of CIST’s Articles of Incorporation and Bylaws, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission (the “SEC”), such indemnification is against public policy and is, therefore, unenforceable.  In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Exchange Act and will be governed by the final adjudication of such issue.

(c)

No Restrictions on Business Combinations with Interested Stockholders.

The Company has elected not to be governed by the terms and provisions of Sections 78.411 through 78.444, inclusive, of the Nevada Revised Statutes, regulating corporate takeovers, so the CIST Articles of Incorporation opts out of these provisions.  The application of these sections of the Nevada Revised Statutes would have limited the ability of the Company’s stockholders to approve a transaction that they may deem to be in their interests.  Our Board of Directors has determined that remaining subject to this statute would place unnecessary burdens on the Company in connection with the completion of beneficial business transactions with interested stockholders, and has thus decided to forego the provisions of these sections of the Nevada Revised Statutes.  The FBCA subjects the Company to similar restrictions on transactions with interested shareholders, summarized below under the heading “Change from Florida Law to Nevada Law,” but the Company’s current Articles of Incorporation does not contain a provision expressly electing not to be governed by that statute.

(d)

No Restrictions on Control Share Acquisitions.

In its Articles of Incorporation, CIST has elected not to be governed by the terms and provisions of Sections 78.378 through 78.3793, inclusive, of the Nevada Revised Statutes, restricting certain acquisitions of a controlling interest in a corporation.  Our Board of Directors has determined that remaining subject to this statute would place unnecessary burdens on the Company in connection with the completion of third party financings, and has thus decided to forego the provisions of these sections of the Nevada Revised Statutes.  The FBCA subjects the Company to similar restrictions on control share acquisitions, summarized below under the heading “Change from Florida Law to Nevada Law,” but those provisions of the FBCA did not provide the Company with an option to opt out from the statute.

Changes to Bylaws

(a)

Removal of Directors.

In accordance with Florida law, the Company’s current Bylaws provide that a director or the entire Board of Directors may be removed, with or without cause, at a meeting called expressly for the purpose of removing a director or directors if the number of votes cast for removal exceeds the number of votes cast against removal.  CIST’s Bylaws provide that any director may be removed, with or without cause, by the vote or written consent of stockholders representing not less than two-thirds of issued and outstanding capital stock entitled to vote.

(b)

Vacancies Occurring in Board of Directors.

Under the Company’s current Bylaws, a vacancy occurring in the Board of Directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, except that a vacancy created by the removal of a director by the vote or written consent of the shareholders or by court order may be filled only by the affirmative vote of a majority of the shares entitled to vote. Furthermore, the shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors.  Under CIST’s Bylaws, a vacancy in the Board of Directors may only be filled by an affirmative vote of a majority of the remaining directors, though less than a quorum of the board of directors.

Change from Florida Law to Nevada Law

As a result of the reincorporation, the Company will now be governed by Nevada corporation laws.  The following chart summarizes some of the material differences between the FBCA and Nevada corporation laws.  This chart does not address each difference between Florida law and Nevada law, but focuses on some of those differences which the Company believes are most relevant to the existing shareholders.  This chart is not intended as an exhaustive list of all differences, and is qualified in its entirety by reference to Florida and Nevada law.

Florida	Nevada
Standard of Conduct for Directors

Under the FBCA, directors also have a fiduciary relationship to their corporation and its shareholders and, as such, are required to discharge their duties as a director in good faith with the care an ordinarily prudent person in a like position would exercise under similar circumstances and in a manner they reasonably believe to be in the best interests of the corporation. In discharging his or her duties, a director may consider such factors as the director deems relevant, including the long-term prospects and interests of the corporation and its shareholders, and the social, economic, legal, or other effects of any action on the employees, suppliers, customers of the corporation or its subsidiaries, the communities and society in which the corporation or its subsidiaries operate, and the economy of the state and the nation.

In Nevada, a corporation’s directors are held accountable to use “reasonable business judgment” in directing and overseeing the activities of the corporation. They have fiduciary obligations which cannot be breached. Directors can be held accountable to the shareholders if they fail to properly fulfill their duties or otherwise act against the interests of the corporation.

In order to fulfill their duties to the corporation and shareholders, directors are bound to use reasonable care and business judgment. Their performance will be based upon what a prudent person would decide under the circumstances. Their decisions do not necessarily need to pan out to be successful, as long as their business judgment was reasonable under the circumstances at the time that the relevant decision was made.

Directors must make all decisions in the best interest of the corporation and not based upon their own self interests or the interests of other parties. Directors generally cannot personally profit to the detriment of the corporation.  In any situation where a director stands to benefit personally, full disclosure of this personal benefit should be made prior to the making of such decisions. Transactions where a director stands to gain personally are not necessarily invalid, but will be specially scrutinized for fairness to the corporation and to determine whether the director’s personal interests were properly disclosed prior to the making of the relevant decision.

Dividends and other Distributions

Under the FBCA, a corporation may make a distribution, unless after giving effect to the distribution: the corporation would not be able to pay its debts as they come due in the usual course of business; or the corporation’s assets would be less than the sum of its total liabilities. Under the FBCA, a corporation’s redemption of its own common stock is deemed a distribution.

Nevada law prohibits distributions to stockholders when the distributions would (i) render the corporation unable to pay its debts as they become due in the usual course of business and (ii) render the corporation’s total assets less than the sum of its total liabilities plus the amount that would be needed to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution.

Limitation of Liability

The FBCA generally provides that a director of a corporation is not personally liable for monetary damages to the corporation or other person unless the director breached or failed to perform his duties as a director, and such breach or failure: constitutes a violation of criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; constitutes a transaction from which the director derived an improper personal benefit; and results in an unlawful distribution; in the case of a derivative action or an action by a shareholder, which constitutes conscious disregard for the best interests of the corporation or willful misconduct; or in the case of a proceeding other than a derivative action or an action by a shareholder, constitutes recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety or property.

Under Nevada law, unless the articles of incorporation provide for greater individual liability, a director or officer is not individually liable to the corporation or its shareholders for any damages as a result of any act or failure to act in his capacity as a director or office unless it is proven that: (a) His act or failure to act constituted a breach of his fiduciary duties as a director or officer; and (b) His breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

Indemnification

Florida law allows indemnification if a person had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; a transaction from which the person derived an improper personal benefit; in the case of a director, an unlawful distribution to shareholders; or willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation or a shareholder.

Under Florida law, unless the corporation’s articles of incorporation provide otherwise, notwithstanding the failure of a corporation to provide indemnification, and despite any contrary determination of the board or of the shareholders in the specific case, a director, officer, employee, or agent of the corporation who is or was a party to a proceeding may apply for indemnification or advancement of expenses, or both, to the court conducting the proceeding, to the circuit court, or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice that it considers necessary, may order indemnification and advancement of expenses, including expenses incurred in seeking court-ordered indemnification or advancement of expenses, if it determines that:

(1) the indemnitee is entitled to mandatory indemnification, in which case the court shall also order the corporation to pay the director reasonable expenses incurred in obtaining court-ordered indemnification or advancement of expenses;

(2) the indemnitee is entitled to further indemnification or advancement of expenses, or both, by virtue of the corporation’s exercise of its power; or

(3) the indemnitee is fairly and reasonably entitled to indemnification or advancement of expenses, or both, in view of all the relevant circumstances, regardless of whether such person met the required standard of conduct.

In suits that are not brought by or in the right of the corporation, Nevada law permits a corporation to indemnify directors, officers, employees and agents for attorney’s fees and other expenses, judgments and amounts paid in settlement. The person seeking indemnity may recover as long as he acted in good faith and believed his actions were either in the best interests of or not opposed to the best interests of the corporation. Similarly, the person seeking indemnification must not have had any reason to believe his conduct was unlawful.

In derivative suits, a corporation may indemnify its agents for expenses that the person actually and reasonably incurred. A corporation may not indemnify a person if the person was adjudged to be liable to the corporation unless a court otherwise orders.

No corporation may indemnify a party unless it makes a determination that indemnification is proper. The corporation through its stockholders, directors or independent counsel must only determine that the indemnification is proper.

Nevada law does not require employees to give the undertaking. Nevada precludes liability limitation for acts or omissions not in good faith or involving intentional misconduct and for paying dividends or repurchasing stock out of other than lawfully available funds.

Amendment to Articles of Incorporation

The FBCA generally requires approval by a majority of directors and by holders of a majority of the shares entitled to vote on any amendment to a Florida corporation’s articles of incorporation.  In addition, the amendment must be approved by a majority of the votes entitled to be cast on the amendment by any class or series of shares with respect to which the amendment would create dissenters’ rights.  The board of directors must recommend the amendment to the shareholders, unless the board of directors determines that because of conflict of interest or other special circumstances it should make no recommendation and the shareholders with the amendment.

Nevada law requires the approval of the holders of a majority of all outstanding shares entitled to vote (with, in each case, each stockholder being entitled to one vote for each share so held) to approve proposed amendments to a corporation’s charter.

Nevada law does not require stockholder approval for the board of directors of a corporation to fix the voting powers, designation, preferences, limitations, restrictions and rights of a class of stock provided that the corporation’s charter documents grant such power to its board of directors. The holders of the outstanding shares of a particular class are entitled to vote as a class on a proposed amendment if the amendment would alter or change the power, preferences or special rights of one or more series of any class so to affect them adversely.

Corporate Opportunity

The FBCA provides that a contract or other transaction between a Florida corporation and any of its directors or any entity in which one of its directors or officers holds a position of office or a financial interest will not be void because of such relationship or interest or because that director was present at the meeting of directors which authorized that transaction if: the fact of the relationship or interest is disclosed or known to the board and the transaction is authorized by a majority of the disinterested directors.

A director breaches her duty of loyalty to the corporation if the director takes a business opportunity that is within the scope of the corporation’s potential business for himself or presents it to another party without first giving the corporation an opportunity to fairly consider the business opportunity. All such opportunities should be presented first to the corporation and fully considered.

However, a contract or other transaction is not void or voidable solely because the contract or transaction is between a Nevada corporation and its director if the fact of financial interest is known to the board of directors or committee, and the board or committee authorizes, approves or ratifies the contract or transaction in good faith by a vote sufficient for the purpose without counting the vote of the interested director, and the contract or transaction is fair as to the corporation at the time it is authorized.

Expiration of Proxies
The FBCA provides that proxies may be valid for 11 months unless a longer period is provided in the proxy.

Nevada law provides that proxies may not be valid for more than 6 months, unless the proxy is coupled with an interest or the shareholder specifies that the proxy is to continue in force for a longer period.

Interested Shareholder Combinations

 Section 607.0901 of the FBCA (also referred to as the Florida Affiliated Transactions Act) generally requires approval by a majority of disinterested directors or two-thirds of shareholders in specified transactions between a corporation and holders of more than 10% of the outstanding voting shares of the corporation (or their affiliates).  Florida law also permits the board of directors evaluating a tender offer or other business combination to consider all relevant factors including, without limitation, social, legal, economic or other effects on employees, customers, suppliers, and other constituencies, possible impact on the local community, and impact on the Florida and national economies.  The statute generally permits companies to elect not to be governed by its provisions.  However the Company’s current Articles of Incorporation does not contain a provision expressly electing not to be governed by this statute.

Section 78.438 of the Nevada Revised Statutes prohibits a Nevada corporation from engaging in any business combination with any interested stockholder (any entity or person beneficially owning, directly or indirectly, 10% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons) for a period of three years following the date that the stockholder became an interested stockholder, unless prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder.  Section 78.439 provides that business combinations after the three year period following the date that the stockholder becomes an interested stockholder may also be prohibited unless approved by the corporation's directors or other stockholders or unless the price and terms of the transaction meet the criteria set forth in the statute.  In its Articles of Incorporation, CIST opts out of these provisions and so they are not applicable to the Company.

Control Share Acquisitions

Section 607.0902 of the FBCA (also referred to as the Florida Control Share Act) generally provides that shares acquired in a "control share acquisition" will not possess any voting rights unless such voting rights are approved by a majority of the corporation's disinterested shareholders.  A "control-share acquisition" is an acquisition, directly or indirectly, by any person having ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding "control shares" of a publicly held Florida corporation. "Control Shares" are shares which, except for the Florida Control Share Act, would have voting power that, when added to all other shares owned by a person or in respect to which such person may exercise or direct the exercise of voting power, would entitle such person, immediately after acquisition of such shares, directly or indirectly, alone or as a part of a group, to exercise or direct the exercise of voting power in the election of directors within any of the following ranges: (a) at least 20% but less than 331/3% of all voting power; (b) at least 331/3% but less than a majority of all voting power; or (c) a majority or more of all  voting power.

Sections 78.378 through 78.3793 of the Nevada Revised Statutes limit the voting rights of certain acquired shares in a corporation. The provisions generally apply to any acquisition of outstanding voting securities of a Nevada corporation that has 200 or more stockholders, at least 100 of which are Nevada residents, and conducts business in Nevada (an “issuing corporation”) resulting in ownership of one of the following categories of an issuing corporation's then outstanding voting securities: (i) 20% or more but less than 23%; (ii) 23% or more but less than 50%; or (iii) 50% or more.  The securities acquired in such acquisition are denied voting rights unless a majority of the security holders approve the granting of such voting rights.  Unless an issuing corporation's articles of incorporation or bylaws then in effect provide otherwise: (i) voting securities acquired are also redeemable in part or in whole by an issuing corporation at the average price paid for the securities within 30 days if the acquiring person has not given a timely information statement to an issuing corporation or if the stockholders vote not to grant voting rights to the acquiring person's securities, and (ii) if outstanding securities and the security holders grant voting rights to such acquiring person, then any security holder who voted against granting voting rights to the acquiring person may demand the purchase from an issuing corporation, for fair value, all or any portion of his securities. In its Articles of Incorporation, CIST opts out of these provisions and so they are not applicable to the Company.

Anti-Takeover Effects of Certain Provisions of Nevada Law and CIST’s Articles of Incorporation and Bylaws

The SEC’s Release No. 34-15230 requires disclosure and discussion of the effects of any stockholder proposal that may be used as an anti-takeover device.  Certain provisions of Nevada’s corporation law and CIST’s Articles of Incorporation and Bylaws may have the effect of discouraging, delaying or preventing a change in control or an unsolicited acquisition proposal that a stockholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by stockholders. These provisions are summarized in the following paragraphs.

Change in Capitalization.   CIST’s Articles of Incorporation provide for an increase in the authorized Common Stock of the Company from 75,000,000 to 200,000,000.  The increase in authorized Common Stock may make it more difficult for, or prevent or deter a third party from acquiring control of our Company or changing our Board of Directors and management, as well as, inhibit fluctuations in the market price of our Company’s shares that could result from actual or rumored takeover attempts.

Limitation of Director Liability.  CIST’s Articles of Incorporation limit the liability of our directors (in their capacity as directors but not in their capacity as officers) to us or our stockholders to the fullest extent permitted by Nevada law.  Specifically, our directors will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability: (a) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (b) under Section 78.300 of the Nevada Revised Statutes, which relates to unlawful payments of dividends.

Indemnification Arrangements.  Our bylaws provide that our directors and officers be indemnified and provide for the advancement to them of expenses in connection with actual or threatened proceedings and claims arising out of their status as such to the fullest extent permitted by the Nevada Revised Statutes.  We expect to enter into indemnification agreements with each of our directors and executive officers that provide them with rights to indemnification and expense advancement to the fullest extent permitted under the Nevada Revised Statutes.

Removal of Directors and Filling of Vacancies.  The increase in the number of votes required to remove a director from the Board of Directors and giving remaining directors the sole right to fill a vacancy on the Board of Directors may make it more difficult for, or prevent or deter a third party from acquiring control of our Company or changing our Board of Directors and management, as well as, inhibit fluctuations in the market price of our Company’s shares that could result from actual or rumored takeover attempts.

While it is possible that the management could use these provisions to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the stockholders, the Company did not intend to construct or enable any anti-takeover defense or mechanism on its behalf.  The Company has no intent or plan to employ these provisions as anti-takeover devices and it does not have any plans or proposals to adopt any other provisions or enter into other arrangements that may have material anti-takeover consequences.

Accounting Treatment

The Reincorporation would be accounted for as a reverse merger under which, for accounting purposes, the Company would be considered the acquiror and the surviving corporation, CIST, would be treated as the successor to the Company’s historical operations. Accordingly, the Company’s historical financial statements would be treated as the financial statements of the surviving corporation.

Anticipated Federal Tax Consequences

The Company has not requested and will not request a ruling from the Internal Revenue Service, nor has the Company requested or received a tax opinion from an attorney, as to the various tax consequences of the Reincorporation in the State of Nevada.  The Company is structuring the Reincorporation in an effort to obtain the following consequences:

(a)

the Reincorporation of the Company in the State of Nevada to be accomplished by a merger between the Company and CIST, will constitute a tax-free reorganization within the meaning of section 368(a)(1)(F) of the Internal Revenue Code of 1986;

(b)

no gain or loss for federal income tax purposes will be recognized by shareholders of the Company on receipt by them of the common stock of CIST in exchange for shares of the Company’s Common Stock;

(c)

the basis of the CIST common stock received by shareholders of the Company in exchange for their shares of the Company’s Common Stock pursuant to the Reincorporation in the State of Nevada will be the same as the basis for the Company’s Common Stock; and

(d)

the holding period for the CIST common stock for capital gains treatment received in exchange for the Company’s Common Stock will include the period during which the Company’s Common Stock exchanged therefor is held.

This discussion should not be considered as tax or investment advice, and the tax consequences of the Reincorporation may not be the same for all shareholders.  It should be noted that the foregoing positions are not binding on the Internal Revenue Service, which may challenge the tax-free nature of the Reincorporation in the state of Nevada.  A successful challenge by the Internal Revenue Service could result in taxable income to the Company, CIST, and our shareholders, as well as other adverse tax consequences. ACCORDINGLY, EACH SHAREHOLDER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR WITH RESPECT TO ALL OF THE POTENTIAL TAX CONSEQUENCES TO HIM OR HER OF THE REINCORPORATION.

Exchange of Stock Certificates

Following effectiveness of the Reincorporation in Nevada, all stock certificates which represented shares of the Company’s Common Stock shall represent ownership of CIST common stock.  We will print new stock certificates and we will obtain a new CUSIP number for our common stock that reflects the name change and change in our state of incorporation, although shareholders will not be required to tender their old stock certificates for transfer. However, to eliminate confusion in transactions in the Company’s securities in the over-the-counter market, management urges shareholders to surrender their old certificates in exchange for new certificates issued in the new name of the Company and has adopted a policy to facilitate this process.  Each shareholder will be entitled to submit his or her old stock certificates (any certificates issued prior to the effective date of the change in the Company’s state of incorporation) to the transfer agent of the Company, Island Stock Transfer, Inc., 100 2nd Avenue South, Suite 104N, St. Petersburg, Florida 33701, Telephone (727) 289-0010, and to be issued in exchange therefor, new common stock certificates representing the number of shares of CIST common stock of which each shareholder is the record owner after giving effect to the Reincorporation, and for a period of 30 days after the Effective Date, the Company will pay on one occasion only for such issuance.  The Company will not pay for issuing stock certificates in the name of a person other than the name appearing on the old certificate or for the issuance of new stock certificates in excess of the number of old certificates submitted by a shareholder. SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S).

DISSENTER’S RIGHTS

Under Florida law, holders of our Common Stock are not entitled to dissenter’s rights of appraisal with respect to the adoption of the Plan and our proposed Reincorporation.

FINANCIAL AND OTHER INFORMATION

For more detailed information on the Company, including financial statements, and other information about the business and operations of the Company, please refer to our Registration Statement on Form S-1 filed on February 6, 2008 and other periodic filings made with the SEC from time to time. Copies of these documents are available on the SEC’s EDGAR database at www.sec.gov and a copies of which may be obtained by writing our secretary at the address specified above.

APPENDICES

The following documents are appended to this information statement:

Appendix A	China Public Security Technology, Inc. 2007 Equity Incentive Plan
Appendix B	Form of Agreement and Plan of Merger
Appendix C	Articles of Incorporation of China Information Security Technology, Inc., which will become the Articles of Incorporation of the Company following the Reincorporation
Appendix D	Bylaws of China Information Security Technology, Inc., which will become the Bylaws of the Company following the Reincorporation
Appendix E	Articles of Incorporation of China Public Security Technology, Inc., which are currently in effect until the Reincorporation
Appendix F	Bylaws of China Public Security Technology, Inc., which are currently in effect until the Reincorporation